Exhibit 99.1

News

Cephalon Contacts: Investor Contact: Chip Merritt 610-738-6376 cmerritt@cephalon.com
Media Contact: Robert Grupp
610-738-6402
rgrupp@cephalon.com

CIMA Contact:
James Hawley
952-947-8700
investorrelations@cimalabs.com

For immediate release

Cephalon, Inc. and CIMA LABS INC. Receive FTC Request
for Additional Information

West Chester, PA and Eden Prairie, MN – January 23, 2004 – Cephalon, Inc. (Nasdaq: CEPH) and CIMA LABS INC. (Nasdaq: CIMA) announced that they received a request today for additional information from the Federal Trade Commission (FTC) pertaining to Cephalon’s pending merger with CIMA.

The formal request for additional, specific information supplements information already provided in the original Hart-Scott-Rodino filing and in subsequent discussions with the FTC during the past several weeks.

This request extends the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (HSR) during which the FTC is permitted to review a proposed transaction.  The companies expect to close this transaction upon completion of the HSR clearance process, and the satisfaction of all other closing conditions contained in the merger agreement.

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SOURCE:  Cephalon, Inc. • 145 Brandywine Parkway • West Chester, PA  19380-4245 • (610) 344-0200 • Fax (610) 344-0981

Cephalon and CIMA LABS Receive FTC Request for Additional Information

Cephalon, Inc.

Founded in 1987, Cephalon, Inc. is an international biopharmaceutical company dedicated to the discovery, development and marketing of innovative products to treat sleep and neurological disorders, cancer and pain.

Cephalon currently employs approximately 1,600 people in the United States and Europe.  U.S. sites include the company’s headquarters in West Chester, Pennsylvania, and offices and manufacturing facilities in Salt Lake City, Utah.  Cephalon’s major European offices are located in Guildford, England, Martinsried, Germany, and Maisons-Alfort, France.

The company currently markets three proprietary products in the United States:  PROVIGIL, GABITRIL® (tiagabine hydrochloride) and ACTIQ® (oral transmucosal fentanyl citrate) [C-II] and more than 20 products internationally.  Full prescribing information on its U.S. products is available at www.cephalon.com or by calling 1-800-896-5855.

Cephalon is a leader in optimizing a data-driven approach to developing new drugs and in expanding the therapeutic potential of existing products. Cephalon’s research pipeline is focused on the identification of novel molecules that affect cell survival and death

CIMA LABS INC.

CIMA develops and manufactures prescription and over-the-counter products based upon its proprietary, orally disintegrating drug delivery technologies, OraSolv® and DuraSolv®. Based on these technologies, an active drug ingredient, which the company frequently taste-masks, is formulated into a new, orally disintegrating dosage form that dissolves quickly in the mouth without chewing or the need for water. CIMA’s business involves a dual operating strategy. The company develops and manufactures orally disintegrating versions of drugs for pharmaceutical company partners for whom CIMA currently produces three branded prescription pharmaceuticals and three over-the-counter brands. CIMA is also developing proprietary products utilizing its orally disintegrating technologies, as well as its new OraVescent® enhanced absorption, transmucosal drug delivery system. Further information about CIMA is available at www.cimalabs.com.

In addition to historical facts or statements of current condition, this press release may contain forward-looking statements. Forward-looking statements provide Cephalon’s and CIMA’s current expectations or forecasts of future events. These may include statements regarding the expected timing of the closing of the merger between Cephalon and CIMA, anticipated scientific progress on the companies’ respective research programs, development of potential pharmaceutical products, interpretation of clinical results, prospects for regulatory approval, manufacturing development and capabilities, market prospects for the companies’ products, sales and earnings guidance, and other statements regarding matters that are not historical facts. You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or other words and terms of similar meaning. Cephalon’s and CIMA’s respective performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries as well as more specific risks and uncertainties facing Cephalon and/or CIMA such as those set forth in their respective reports on Form 8-K, 10-Q and 10-K filed with the U.S. Securities and Exchange Commission. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Furthermore, neither Cephalon nor CIMA intend to update publicly any forward-looking statement, except as required by law. The Private Securities Litigation Reform Act of 1995 permits this discussion.

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